QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of the Registrant

Entity	State of Incorporation
Bright Star Partnership	Texas
Centrahoma Processing LLC	Delaware
MarkWest Blackhawk, L.L.C.	Texas
MarkWest Energy Appalachia, L.L.C.	Delaware
MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
MarkWest Energy Finance Corporation	Delaware
MarkWest Energy GP, L.L.C.	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
MarkWest Gas Marketing, L.L.C.	Texas
MarkWest Gas Services, L.L.C.	Texas
MarkWest Hydrocarbon, Inc.	Delaware
MarkWest Javelina Company, L.L.C.	Texas
MarkWest Javelina Pipeline Company, L.L.C.	Texas
MarkWest Liberty Gas Gathering, L.L.C.	Delaware
MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
MarkWest Marketing, L.L.C.	Delaware
MarkWest McAlester, L.L.C.	Oklahoma
MarkWest Michigan Pipeline Company, L.L.C.	Michigan
MarkWest New Mexico, L.L.C.	Texas
MarkWest Pinnacle, L.L.C.	Texas
MarkWest Pioneer, L.L.C.	Delaware
MarkWest Pipeline Company, L.L.C.	Texas
MarkWest PNG Utility, L.L.C.	Texas
MarkWest Power Tex, L.L.C.	Texas
MarkWest Texas PNG Utility, L.L.C.	Texas
MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
Mason Pipeline Limited Liability Company	Michigan
Matrex, L.L.C.	Michigan
West Shore Processing Company, L.L.C.	Michigan
Wirth Gathering, a General Partnership	Oklahoma

QuickLinks

  Exhibit 21.1